UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 22, 2013

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

NEWS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-32352	26-0075658
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.

On May 24, 2013, News Corporation (the “Company”) concluded that certain of its goodwill and intangible assets were potentially impaired and that it expects to record a pre-tax non-cash impairment charge in the range of $1.2 billion to $1.4 billion in the quarter ending June 30, 2013 related to its Publishing segment.

The Company tests goodwill for impairment on an annual basis in the fourth quarter and at other times if a significant event or change in circumstances indicates that it is more likely than not that the fair value of these assets has been reduced. The valuation of goodwill requires assumptions and estimates of many factors, including revenue and market growth, operating cash flows, market multiples and discount rates. During the fourth quarter of 2013, as part of the Company’s long-range planning process in preparation for the distribution (as discussed below), the Company adjusted its future outlook and related strategy principally with respect to the Australian Publishing business and secondarily with respect to the US Publishing businesses which resulted in a reduction in expected future cash flows. As a result, the Company determined that the fair value of these reporting units declined below their respective carrying values and expects to record an impairment charge in the quarter ending June 30, 2013. Additionally, goodwill and intangible assets in the Publishing segment continue to be at risk for future impairment. The Company is continuing its evaluation of the extent of the impairment of goodwill and intangible assets and the range noted above reflects our best estimate of the impairment at this time. However, until the evaluation has been finalized, the Company can make no assurances that such range will not change.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Company’s separation of its publishing and media and entertainment businesses into two distinct publicly traded businesses (the “Separation”), on May 24, 2013 the Company announced that as of the date of the Separation, which is expected to be June 28, 2013, Delphine Arnault, Jacques Nasser and Robert Silberman (collectively, the “New Directors”) will join the Board of Directors of the Company, which will retain the global media and entertainment businesses and is expected to be renamed 21st Century Fox. Also in connection with the Separation, the Company’s directors José María Aznar, Natalie Bancroft, Peter L. Barnes, Elaine Chao and Joel I. Klein informed the Company’s Board of Directors on May 22, 2013 that they will be resigning as of the date of the Separation as directors of the Company to join the board of directors of New News Corporation, the new public company which will hold the Company’s newspapers, information services and integrated marketing services, digital real estate services, book publishing, digital education and sports programming and pay-TV distribution in Australia (“New News Corporation”). Ms. Bancroft had been appointed to the Company’s Board of Directors in connection with the Company’s acquisition of Dow Jones & Company, Inc. (“Dow Jones”) in 2007, pursuant to the terms of an agreement whereby the Company agreed to elect a member of the Bancroft family or another mutually agreed upon individual to the board of directors. Following the Separation, Dow Jones will be part of New News Corporation, and accordingly, Ms. Bancroft will serve as a director of that company.

As of the date of the Separation, the Company’s Board of Directors would consist of K. Rupert Murdoch, Delphine Arnault, James W. Breyer, Chase Carey, David F. DeVoe, Viet Dinh, Sir Roderick I. Eddington, James R. Murdoch, Lachlan K. Murdoch, Jacques Nasser, Robert Silberman and Álvaro Uribe.

Ms. Arnault has served as Deputy General Manager at Christian Dior Couture since 2008 and as a Director of Christian Dior SA since 2012. She was a consultant at McKinsey & Company before joining Christian Dior Couture in 2001. Ms. Arnault has served as a Director of LVMH Moët Hennessy - Louis Vuitton SA (“LVMH”) since 2003 and of several of LVMH’s subsidiaries including Loewe SA, Emilio Pucci Srl, Les Echos, Château Cheval Blanc and Céline. She has also served as a Director of M6 - Metropole Television SA since 2009.

Mr. Nasser has been a Non-Executive Advisory Partner of One Equity Partners LLP since 2010, after serving as a Senior Partner from 2002 to 2010. He served as a Director and the President and Chief Executive Officer of Ford Motor Company from 1998 to 2001, after serving in various leadership positions in Europe, Australia, Asia, South America and the United States. Mr. Nasser has been a Director of BHP Billiton Limited and BHP Billiton Plc since 2006 and the Chairman of each since 2010. He served as a Director of British Sky Broadcasting plc from 2002 to November 2012.

Mr. Silberman is the Executive Chairman of Strayer Education, Inc. (“Strayer”). He previously served as Strayer’s Chief Executive Officer from 2001 to 2013 and has served as its Chairman of the Board since 2003. Prior to his work at Strayer, he served in a variety of senior management positions at CalEnergy Company, Inc., including as President and Chief Operating Officer. Mr. Silberman also held senior positions in the U.S. Department of Defense, including as Assistant Secretary of the Army. Mr. Silberman has served as a Director of Covanta Holding Corporation since 2004.

There were no arrangements or understandings pursuant to which the New Directors of the Company were appointed as directors, and there are no related party transactions between the Company and any New Director reportable under Item 404(a) of Regulation S-K. There are no material plans, contracts or arrangements to which any New Director is a party or participant that were entered into or materially amended in connection with his or her appointment. The Company will file an amendment to this Form 8-K once the committee memberships of the New Directors, if applicable, are determined.

Item 8.01 Other Events.

Separation Matters

On May 22, 2013, the Company’s Board of Directors formally approved the Separation and declared a pro rata distribution of Class A common stock (“New News Corporation Class A Common Stock”) and Class B common stock (“New News Corporation Class A Common Stock” and together with New News Corporation Class A Common Stock, “New News Corporation Common Stock”) of New News Corporation. The Company will distribute the New News Corporation Common Stock on June 28, 2013 to the Company’s stockholders of record as of 5:00 p.m. Eastern Time on June 21, 2013 (the “Record Date”). Each stockholder of the Company’s Class A common stock will receive a distribution of 1 share of New News Corporation Class A Common Stock for every 4 shares of the Company’s Class A common stock that it holds on the Record Date. Each stockholder of the Company’s Class B common stock will receive a distribution of 1 share of New News Corporation Class B Common Stock for every 4 shares of the Company’s Class B common stock that it holds on the Record Date. The distribution is subject to the satisfaction or waiver of certain conditions.

Stockholder Rights Agreement

On May 24, 2013, the Company issued a press release announcing that, in advance of the Separation, its Board of Directors determined to adopt a stockholder rights agreement.

Under the rights agreement, each outstanding share of common stock of the Company will have attached to it one right, with the distribution of the rights by dividend to be conditioned upon consummation of the Separation.

Initially, the rights will be represented by the common stock of the Company, will not be traded separately from the common stock and will not be exercisable.

Beginning on May 24, 2013 any acquisition of shares of voting common stock of the Company as a result of acquiring in the ex-dividend market or otherwise, will be taken into account in calculating the beneficial ownership of a person or group for the purposes of determining whether the rights have become exercisable.

The rights will become exercisable for common stock of the Company only if, after May 24, 2013, a person or group obtains beneficial ownership (defined to include stock which a person has the right to acquire, regardless of whether such right is subject to the passage of time or the satisfaction of conditions), including by means of a tender offer, of 15% or more of the Company’s voting common stock, at which time, unless the Board of Directors redeems the rights, each right would enable the holder of such right to buy additional shares of common stock of the Company. Following the acquisition of 15% or more of the Company’s voting common stock, each right will entitle its holder (other than the acquiring person or group) to purchase, at the exercise price (subject to adjustments provided in the rights agreement), a number of shares of the Company’s voting or non-voting common stock, as applicable, having a then-current market value of twice the exercise price, and in the event of a subsequent merger or other acquisition of the Company, to purchase, at the exercise price, a number of shares of common stock of the acquiring entity having a then-current market value of twice the exercise price. The exercise price for the Company rights will be $150.00.

The rights will not become exercisable by virtue of any person’s or group’s beneficial ownership, as of May 24, 2013, of 15% or more of the voting common stock of the Company, unless such person or group acquires beneficial ownership of additional shares of the Company’s voting common stock after May 24, 2013.

The description of the rights agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the form of rights agreement, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.

A copy of the Company’s press release (the “Release”) regarding the matters discussed herein is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The Release also discusses New News Corporation matters that are covered in greater detail in Amendment No. 5 to New News Corporation’s Registration Statement on Form 10 filed with the U.S. Securities and Exchange Commission on May 24, 2013.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Form of Rights Agreement.

99.2	Press release of News Corporation, dated May 24, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION (REGISTRANT)

By:	/s/ Janet Nova
Janet Nova
Senior Vice President and Deputy General Counsel

Dated: May 24, 2013

Exhibit Index

Exhibit No.	Description

99.1	Form of Rights Agreement.

99.2	Press release of News Corporation, dated May 24, 2013.